UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, “Registrant,” “Company,” “our company,” “us,” and “our” refer to Cardiff International, Inc., unless the context requires otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

Cardiff International, Inc. (OTCQB: CDIF) signed a Letter of Intent to acquire and Angry Anemal, LLC (Private; “Angry 8”)

This pending acquisition provides Cardiff entry into the Energy drink industry which appeals to strong young demographics. Over the last few years, through customer feedback and extensive testing across the country, Angry 8 has built a high growth brand in the energy beverage market.

Angry Anemal (https://angryanemal.com/) has shown a growth rate of over 100% per month by building an extensive pipeline of customers and entered into a recent distribution deal of an additional 7,000 convenience stores, enabling Angry 8 an to capture a substantial percentage of both the national and international energy drink market.

Founder, Frank Brady, President/CEO and his management team have agreed to continue in their present roles.

The Letter of Intent has been approved by the unanimous votes of the Board of Directors of both companies. We anticipate closing after Cardiff completes its due diligence.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:        /s/ Daniel Thompson

              Daniel Thompson

Title:     Chairman

Dated: September 25, 2017

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